EXHIBIT 10.12

LUCAS ENERGY, INC., as Borrower,
and
NORDIC OIL USA 1 LLP, as Lender

PROMISSORY NOTE

US$ 740,000                                                                                                                               November 19, 2009

FOR VALUE RECEIVED, LUCAS ENERGY, INC. a Nevada Corporation, (the "Borrower"), of 6800 West Loop South, Suite 415, Bellaire, Texas 77401, PROMISES TO PAY on November 20, 2010 (the ”Maturity Date”) to the order of NORDIC OIL USA 1 LLLP, (the “LENDER”), 1544 Sawdust Road, Suite 100, The Woodlands, Texas 77380, the sum of US$740,000 with interest at 5% per annum accrued and payable on the Maturity Date, both before and after the time payment is due and until actual payment.

Lender’s loan to Borrower is secured with Borrow’s interests in certain oil and gas leases acquired during the month of November 2009 located in Wilson County, Texas; including the Stobb, Snoga, Bates and Wiatrek oil and gas lease interests. The Borrower waives presentment for payment, notice of protest and notice of non-payment.

The Borrower may repay, at any time, all or any part of the US$740,000 without notice, bonus or penalty. The balance due on the Maturity Date shall be funds loaned by Lender to Borrower and accrued interest that remain unpaid and outstanding on such Maturity Date.

Signed as of NOVEMBER 20, 2009.

LUCAS ENERGY, INC.

\ s \ William A. Sawyer

By: William A. Sawyer 11/23/2009
President & Chief Executive Officer Date